As filed with the Securities and Exchange Commission on June 15, 1998 Commission File Number 33-22097-NY


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
               (Exact name of Registrant as specified in charter)

           DELAWARE                                 11-2908692
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                   Identification No.)

      5151 SAN FELIPE, SUITE 450
            HOUSTON, TEXAS                             77056
 (Address of principal executive offices)           (Zip Code)


                           1996 INCENTIVE STOCK PLAN
                           1997 INCENTIVE STOCK PLAN
                        1998 CONTRACTUAL STOCK OPTIONS
                         1998 CONTRACTUAL STOCK GRANTS
                           (Full title of the Plan)


                   THOMAS L. EASLEY, CHIEF FINANCIAL OFFICER
                BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                          5151 SAN FELIPE, SUITE 450
                             HOUSTON, TEXAS 77056
                        (address of agent for service)

                                 (713) 621-7911
         (Telephone number, including area code, of agent for service)

                    REGISTRATION FEE TABLE ON FOLLOWING PAGE

==============================================================================================================
CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                                PROPOSED         PROPOSED
                  TITLE OF                        AMOUNT         MAXIMUM         MAXIMUM       AMOUNT OF
                SECURITIES TO                     TO BE      OFFERING PRICE     AGGREGATE     REGISTRATION
              BE REGISTERED(1)                  REGISTERED    PER SHARE (2)    OFFERING (2)       FEE
==============================================================================================================
Common Stock underlying awards granted
 pursuant to 1996 Incentive Stock Plan             300,000            $5.31    $ 1,593,000       $  469.94
Common Stock underlying
 1997 Incentive Stock Plan (3)                   1,475,000            $5.31    $ 7,832,250       $2,310.51
Incentive awards available for grant under
Common Stock underlying
 1998 contractual stock options                    960,000            $4.00    $ 3,840,000       $1,132.80
1998 Contractual Stock Grants                      650,000            $4.00    $ 2,600,000       $  767.00
==============================================================================================================
Totals                                           3,385,000                     $15,865,250       $4,680.25
==============================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the foregoing in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based upon the price at which the options may be exercised.
(3) Includes all Common Stock which may be issued pursuant to the 1997 Incentive Stock Plan which permits issuance of Common Stock through various incentive awards.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

  The document(s) containing the information concerning the Boots & Coots International Well Control, Inc., 1996 Incentive Stock Plan, 1997 Incentive Stock Plan, 1998 Contractual Stock Options and 1998 Contractual Stock Grants required by Item 1 of Form S-8 and the statement of availability of Registrant Information, Plan Information, and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended ("Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

  The contents of the following documents filed by Boots & Coots International Well Control, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement on Form S-8 ("Registration Statement") by reference and shall be deemed to be a part thereof:

   (a) The Company's Transition Report on Form 10-KSB, Form 10-KSB/A and Form 10-KSB/A (Amendment No. 2) for the 6-month period ended December 31, 1997;

   (b) The Company's Annual Report on Form 10-KSB/A for the year ended June 30, 1997.

   (c) The following reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year ended December 31, 1997:

       (i)   The Company's Current Report on Form 8-K dated January 15, 1998
       (ii)  The Company's Current Report on Form 8-K dated March 9, 1998
       (iii) The Company's Current Report on Form 8-K/A dated March 16, 1998
       (iv)  The Company's Current Report on Form 8-K/A dated May 6, 1998
       (v) The Company's Quarterly Report on Form 10-QSB for the 3-month period ended March 31, 1998


   (d)  Not applicable.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. The Company will provide, without charge, each participant in the 1996 Incentive Stock Plan, each participant in the 1997 Incentive Stock Plan, each holder of 1998 Contractual Stock Options and each other person entitled to receive 1998 Contractual Stock Grants, upon written or oral request directed to the Company's Secretary at the Company's executive offices, a copy (without exhibits thereto other than exhibits which are specifically incorporated herein by reference) of any or all documents incorporated by reference to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          John L. Petersen, legal counsel for the Company in connection with this registration statement is the record and beneficial owner of 150,000 shares of the Company's Common Stock. In addition, Mr. Petersen is the owner of a 1998 Contractual Option to purchase 50,000 shares of Common Stock at a price of $4 per share and is entitled to receive a 1998 Contractual Stock Grant of 50,000 shares for services rendered in connection with the Company's recent acquisitions.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Company's Amended and Restated Certificate of Incorporation and By-laws are intended to take full advantage of the enabling provisions of the General Corporation Law of the State of Delaware ("GCLD") with respect to limiting the personal liability of its officers, directors, employees and agents. The Amended and Restated Certificate of Incorporation and By-laws provide that the Company may indemnify current and former directors, officers, employees and agents, and persons serving in similar capacities in the subsidiaries or other entities in which the Company has an interest to the fullest extent permitted by the GCLD. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors of the Company. Under the Company's By-laws, indemnification payments may only be made upon a determination that the indemnified person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Such determination shall be made (i) by a majority of the disinterested members of the Board of Directors, (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8. EXHIBITS.

   4.1 Specimen Certificate for shares of Company's $0.00001 par value Common Stock. Exhibit 4.1 to the Company's Current Report on Form 8-K dated August 13, 1997, is incorporated herein by reference.

   5.1 Opinion of John L. Petersen, Attorney at Law, respecting legality of securities being offered.

  10.1 1996 Incentive Stock Plan of Boots & Coots International Well Control, Inc. Exhibit 10.7 to the Company's Registration Statement on Form S-8 dated September 8, 1997, is incorporated herein by reference.

  10.2 1997 Incentive Stock Plan of Boots & Coots International Well Control, Inc. Exhibit 10.4 to the Company's Annual Report on Form 10-KSB dated March 31, 1998, is incorporated herein by reference.

  10.3 Form of option to purchase shares of Common Stock pursuant to 1996 and 1997 Stock Option Plan. Exhibit 4.4 to the Company's Current Report on Form 8-K dated August 13, 1997, is incorporated herein by reference.

  23.1  Consent of Hein + Associates LLP

  23.2  Consent of Arthur Andersen LLP

  23.3  Consent of John L. Petersen, Attorney at Law, (included in Exhibit 5.1)

  25.1  Power of Attorney (included on the signature page hereto)

ITEM 9. UNDERTAKINGS.

   (a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

   (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Not withstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

   (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the documents constituting the prospectus to each participant to whom such prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such participant otherwise has received a copy of such report in which case the registrant shall state in such prospectus that it will promptly furnish, without charge, a copy of such report on written request of the participant.

   (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all participants who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas on this 9th day of June 1998.



   BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.


BY: /s/ LARRY H. RAMMING
   ----------------------------------------
   Larry H. Ramming, Chief Executive
   Officer and Director

                               POWER OF ATTORNEY

          We, the undersigned directors and officers of Boots & Coots International Well Control, Inc., do hereby constitute and appoint Larry H. Ramming or Thomas L. Easley, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

          In accordance with the Requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

     SIGNATURE                       TITLE                       DATE

/s/ LARRY H. RAMMING
--------------------
Larry H. Ramming      Chief Executive Officer and Director   June 15, 1998


/s/ THOMAS L. EASLEY
--------------------
Thomas L. Easley      Chief Financial Officer and Director   June 15, 1998

/s/ DAVID G. WILLIAMS
---------------------
David G. Williams      Controller                           June 15, 1998


/s/ BRIAN KRAUSE
---------------------
Brian Krause           President and Director               June 15, 1998



/s/ KIRK KRIST
---------------------
Kirk Krist             Director                             June 15, 1998


/s/ DOUG JOHNSON
---------------------
Doug Johnson           Director                             June 15, 1998


/s/ JERRY WINCHESTER
---------------------
Jerry Winchester       Director                             June 15, 1998